EXHIBIT (a)(1)(vii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

FORM OF ACCEPTANCE

To Tender Ordinary Shares Of

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

(ISIN: MX41BS060005)

Pursuant to the Offer to Purchase dated November 3, 2021, (the “Offer Document”)

By

BANCO SANTANDER, S.A.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 500 PM EASTERN TIME (THE “EXPIRATION TIME”) ON DECEMBER 7, 2021 (AS SUCH DATE MAY BE EXTENDED, THE (“EXPIRATION DATE”) UNLESS THE U.S. TENDER OFFER IS EXTENDED.

The U.S. Tender Agent for the Offer is:

CITIBANK, N.A.

By registered, certified or express mail and overnight courier

Citibank, N.A. Agency & Trust
480 Washington Blvd, 30th Floor
Jersey City, NJ 07310
Attn: Michelle Chotoosingh – Santander Tender

Email: citinygats@citi.com

THE INSTRUCTIONS IN THIS SHARE FORM OF ACCEPTANCE SHOULD BE READ PURSUANT TO THE TERMS AND CONDITIONS IN THE OFFER DOCUMENT. THE OFFER DOCUMENT MAY BE ACCESSED ON THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. ACCEPTANCE OF THE BANCO SANTANDER, S.A. OFFER IN RESPECT OF BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO (“SANTANDER MEXICO”). ADSs CANNOT BE MADE BY MEANS OF THIS SHARE FORM OF ACCEPTANCE.

PLEASE FILL IN THE BELOW INFORMATION ON THE TENDERED SHARES WHICH ARE BEING DELIVERED BY FREE DELIVERYTO THE U.S. TENDER AGENT’S ACCOUNT AT CITIBANAMEX:

Name of Tendering Institution:

Indeval Participant Number:

The U.S. holders of Santander Mexico Shares may instruct their Indeval participant to deposit their Santander Mexico Shares to the following account without matching:

Indeval Participant: Banco Nacional de México, S.A., integrante del Grupo Financiero Banamex (Citibanamex)

BIC: CITIUS33MER

Indeval Account Number: 020618499

For Further Credit to

Account Number: 237582

For the account of: Santander Mexico Tender Account

Place of Settlements (PSET): INDEMXMM

Such free delivery shall take place no later than 5:00 p.m., New York City time on the expiration date. Santander Mexico Shares transferred to such account after expiration of the U.S. Offer will not be able to participate in the U.S. Offer.

DESCRIPTION OF SANTANDER MEXICO SHARES TENDERED
Name, Address and contact details of the registered holder	Number of Santander Mexico Share(s) Tendered (Attach Additional Signed List, if Necessary)

DELIVERY OF THIS SHARE FORM OF ACCEPTANCE AND FORM W-9 TO AN ADDRESS OTHER THAN AS SET FORTH BELOW FOR THE U.S. TENDER AGENT WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS SHARE FORM OF ACCEPTANCE WHERE INDICATED BELOW AND COMPLETE THE FORM W-9 ACCOMPANYING THIS SHARE FORM OF ACCEPTANCE. DELIVERY OF THIS SHARE FORM OF ACCEPTANCE TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE U.S. TENDER AGENT.

THIS SIGNED AND COMPLETED SHARE FORM OF ACCEPTANCE AND FORM W-9 MUST BE TRANSMITTED BY EMAIL (SEE ABOVE) TO THE U.S. TENDER AGENT ON THE SAME DAY THAT THE DEPOSIT OF THE SHARES IS MADE TO CITIBANAMEX FOR FORWARDING TO CITIBANK, N.A. SUB ACCOUNT 237582. SEND THE ORIGINAL OF THE SIGNED AND COMPLETED SHARE FORM OF ACCEPTANCE AND FORM W-9 TO THE U.S. TENDER AGENT VIA OVERNIGHT COURIER.

PLEASE READ THE INSTRUCTIONS IN THIS SHARE FORM OF ACCEPTANCE CAREFULLY BEFORE COMPLETING THE FORM. THIS SHARE FORM OF ACCEPTANCE SHOULD BE USED ONLY FOR TENDERING SANTANDER MEXICO SERIES B SHARES. DO NOT USE THIS SHARE FORM OF ACCEPTANCE FOR TENDERING ADSs.

You may use this Share Form of Acceptance in connection with the offer by Banco Santander, S.A., a company incorporated under the laws of the Kingdom of Spain (which we refer to as “Santander Spain”), to purchase all of the issued and outstanding Series B shares (“Shares”), of Santander Mexico, for payment of Ps.26.50 for each Santander Mexico share, less any required withholding taxes as described in the Offer Document available on the website of the U.S. Securities and Exchange Commission at www.sec.gov. This document should be read in conjunction with, and is subject to all the terms and conditions set forth in, the Offer Document.

All Share Forms of Acceptance, the delivery of the Santander Mexico Shares to the Citibank, N.A. account at Citibanamex] and other required documents delivered to Citibank, N.A. (the “U.S. Tender Agent”) by shareholders will be deemed (without any further action by the U.S. Tender Agent) to constitute acceptance by such holders of the Offer with respect to their Shares, subject to the terms and conditions set forth in the Offer Document, any supplements and amendments thereto, and this Share Form of Acceptance.

This Share Form of Acceptance must be completed in addition to the delivery of Shares by book-entry transfer to an account maintained by the U.S. Tender Agent at Citibanamex pursuant to the procedures set forth in the Offer documentation made available to U.S. holders. Delivery of documents to Citibanamex does not constitute delivery to the U.S. Tender Agent.

In the event of an inconsistency between the terms and procedures in this Share Form of Acceptance and the Offer Document, the terms and procedures in the Offer Document shall govern.

*** IMPORTANT — SIGN HERE

(AND PLEASE COMPLETE THE FORM W-9)

X

X

Signature(s) of Holder(s)

Dated:	, 2021

Daytime Telephone Number:

Name(s):

(Please Print)

Name of Firm:

Capacity (full title):

Address:

(Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

(See Form W-9)

Entitlement of Banco Santander, S.A. Shares = Ps.26.50 X Total Santander Mexico Shares Tendered

Ps.26.50 X (Shares Tendered) = Ps. ______

I/we (or our Client) request payment to our Mexican custodian:

Custodian Name:

Custodain BIC (swift):

Custodian Indeval number:

Custodian Account Number:

Attention (at Mexican custodian):	Name:

E-mail:

Tel:

APPLY MEDALLION GUARANTEE STAMP BELOW

NOTE: SIGNATURE(S) MUST BE PROVIDED ABOVE***

PLEASE READ THE INSTRUCTIONS IN THIS SHARE FORM OF ACCEPTANCE CAREFULLY.

By validly tendering your Santander Mexico Shares (“Shares”) to Indeval Account number: #020618499 — for further credit to the account of Citibanamex, Account#237582 together with delivery of the completed and signed Share Form of Acceptance and Form W-9 to the U.S. Tender Agent, you represent and warrant that you have the power and authority to tender, sell, assign and transfer the Shares tendered and that, when and if the Shares are accepted for payment, Banco Santander, S.A. will acquire good, marketable and unencumbered title to the tendered Shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim or right. You also warrant that you will, upon request, execute and deliver any additional documents deemed by Banco Santander, S.A. or its agents to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares.

By executing the Share Form of Acceptance and Form W-9 for, and delivering, the Shares, as applicable, you will irrevocably appoint Banco Santander, S.A. or the Banco Santander, S.A. designees as your attorneys-in-fact and proxies. The appointment of Banco Santander, S.A., or of the Banco Santander, S.A. designees, will be to the full extent of your rights with respect to the Shares tendered by you and accepted for payment by Banco Santander, S.A. or its designees. The appointment will be effective, and your voting rights will be affected, only when Banco Santander, S.A. accepts for payment your tendered Shares in accordance with the terms of this Offer. Once Banco Santander, S.A. accepts for payment your tendered Shares, the appointment will be irrevocable. Upon the effectiveness of the appointment, all prior proxies given by you will be revoked without further action, and you will not be able to give powers of attorney, proxies or written consents with respect to the Shares tendered by you and accepted by us. The Banco Santander, S.A. designees will have the authority to exercise all of your voting and other rights at any meeting of Santander Mexico’s shareholders, by written consent in lieu of any such meeting or otherwise. Banco Santander, S.A. reserves the right to require that, in order for your Shares to be deemed validly tendered, immediately upon Banco Santander, S.A.’s acceptance of such Securities for payment, Banco Santander, S.A. must be able to exercise all rights of ownership, including full voting and disposition rights, with respect to such Securities.

The valid tender of Shares pursuant to the procedures described above will constitute the tendering holder’s acceptance of the terms and conditions of the Offer. Banco Santander, S.A.’s acceptance for payment of Shares, as described above, will constitute a binding agreement between the tendering security holder and Banco Santander, S.A. upon the terms and subject to the conditions of the Offer. Under no circumstances will interest be paid on the purchase price of the Shares.

The terms and conditions contained in the Offer Document, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Share Form of Acceptance, which shall be read and construed accordingly.

THIS SHARE FORM OF ACCEPTANCE AND FORM W-9 SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF THE CONSIDERATION PURSUANT TO THE OFFER SHALL NOT BE MADE, UNTIL THE SHARES BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE U.S. TENDER AGENT AS PROVIDED IN THE OFFER DOCUMENT AND THIS SHARE FORM OF ACCEPTANCE.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

Delivery of Share Form of Acceptance and Shares. This Share Form of Acceptance and Form W-9 are to be completed and signed by holders if tenders are to be made by book-entry transfer as set forth in the Offer Document. A manually executed copy of this document may be used in lieu of the original. Confirmation of any book-entry transfer into the U.S. Tender Agent’s account at Citibanamex of Shares tendered by book-entry transfer, as well as this Share Form of Acceptance and Form W-9 properly completed and duly executed, and any other documents required by this Share Form of Acceptance, must be received by the U.S. Tender Agent at one of its addresses set forth below on or prior to the Expiration Date. If Shares are forwarded to the U.S. Tender Agent in multiple book-entry transfers, a properly completed and duly executed Share Form of Acceptance and Form W-9 must accompany each such book-entry transfer.

The method of delivery of this Share Form of Acceptance and all other required documents is at the sole option and risk of the tendering holders of Shares. Shares will be deemed delivered only when Citibanamex confirms receipt and the U.S. Tender Agent actually receives the completed and signed Share Form of Acceptance and Form W-9 to match the book-entry delivery. Delivery of the completed and signed Share Form of Acceptance and Form W-9 by overnight air courier is suggested. If such delivery is by mail, it is recommended that such documents be sent by registered mail, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery to the U.S. Tender Agent prior to expiration

***Signatures on Share Form of Acceptance. This Share Form of Acceptance should be signed by the registered owner(s) of the Shares tendered hereby. If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Share Form of Acceptance.

If any of the tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Share Forms of Acceptance and Forms W-9 as there are different registrations.

If this Share Form of Acceptance is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Proper evidence of authority must be submitted to the U.S. Tender Agent.

IMPORTANT: THIS SIGNED AND COMPLETED SHARE FORM OF ACCEPTANCE MUST BE TRANSMITTED BY EMAIL (SEE ABOVE) TO THE U.S. TENDER AGENT ON THE SAME DAY THAT THE DEPOSIT OF THE SHARES IS MADE TO CITIBANAMEX FOR FORWARDING TO CITIBANK, N.A. SUB ACCOUNT 237582. SEND THE ORIGINAL OF THE SIGNED AND COMPLETED SHARE FORM OF ACCEPTANCE AND FORM W-9 TO THE U.S. TENDER AGENT VIA OVERNIGHT COURIER.

NOTE: FAILURE TO COMPLETE AND RETURN A W-9 FORM MAY RESULT IN BACKUP WITHHOLDING OF 24% OF ANY PAYMENTS OR SECURITIES DELIVERY MADE TO YOU PURSUANT TO THE OFFER DOCUMENT.

The U.S. Tender Agent for the Offer is:

CITIBANK, N.A.

By Mail, Hand or Overnight Delivery:

Citibank, N.A.

Citibank, N.A. Agency & Trust
480 Washington Blvd, 30th Floor
Jersey City, NJ 07310
Attn: Michelle Chotoosingh – Santander Tender

For Assistance Please Contact:

Morrow Sodali LLC

509 Madison Avenue

New York, NY 10022

Shareholders Call Toll Free: (800) 662-5200

Banks & Brokers Call Collect: (203) 658-9400

E-mail: opasantander@investor.morrowsodali.com

Request for Taxpayer Identification Number and Certification ٿ Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the requester . Do not send to the IRS . Form W - 9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Print or type. See Specific Instructions on page 3. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 4 Exemptions (codes apply only to certain entities, not individuals ; see instructions on page 3 ) : Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box . The TIN provided must match the name given on line 1 to avoid backup withholding . For individuals, this is generally your social security number (SSN) . However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later . For other entities, it is your employer identification number (EIN) . If you do not have a number, see How to get a Social security number – – Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter. Employer identification number – Part II Certification Sign Here Signature of U.S. person ٿ Date ٿ 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor or C Corporation S Corporation Partnership Trust/estate single - member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ٿ Note: Check the appropriate box in the line above for the tax classification of the single - member owner. Do not check LLC if the LLC is classified as a single - member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single - member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. Other (see instructions) ٿ TIN, later. or

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. citizen or other U.S. person (defined below); and

4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest),

1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust

(other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form

W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for

Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form

W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in

Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single- member LLC

• LLC treated as a partnership for

U.S. federal tax purposes,

• LLC that has filed Form 8832 or

2553 to be taxed as a corporation, or

• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity

Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the

Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,0001	Generally, exempt payees 1 through 52
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form

W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a

TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during

1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:

1. Individual

2. Two or more individuals (joint account) other than an account maintained by an FFI

3. Two or more U.S. persons

(joint account maintained by an FFI)

4. Custodial account of a minor

(Uniform Gift to Minors Act)

5. a. The usual revocable savings trust

(grantor is also trustee)

b. So-called trust account that is not a legal or valid trust under state law

6. Sole proprietorship or disregarded entity owned by an individual

7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))

The individual

The actual owner of the account or, if combined funds, the first individual on the account1

Each holder of the account

The minor2

The grantor-trustee1

The actual owner1

The owner3

The grantor*

For this type of account:	Give name and EIN of:

8. Disregarded entity not owned by an individual

9. A valid trust, estate, or pension trust

10. Corporation or LLC electing corporate status on Form 8832 or Form 2553

11. Association, club, religious, charitable, educational, or other tax- exempt organization

12. Partnership or multi-member LLC

13. A broker or registered nominee

The owner Legal entity4 The corporation The organization The partnership The broker or nominee

For this type of account:	Give name and EIN of:

14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))

The public entity The trust

1 List first and circle the name of the person whose number you furnish.

If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity”

name line. You may use either your SSN or EIN (if you have one), but the

IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.